UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2008

Thomas Weisel Partners Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	No. 000-51730	No. 20-3550472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street San Francisco, California		94104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 364-2500

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Appointment of Certain Officers.

(b): On February 20, 2008, the Registrant announced that Stephen Buell, who currently serves as the Registrant’s Director of Research and as one of its executive officers, has given notice of his intention to resign his position to pursue other opportunities. The Registrant currently expects that Mr. Buell’s departure from employment with the Registrant will become effective following a transition period.

 (c): On February 20, 2008, the Registrant announced that Keith Gay, who currently serves as the Registrant’s Associate Director of Research, will immediately assume the role of Director of Research and be named to the Registrant’s Executive Committee.

Keith Gay, age 49, is a founding Partner and Managing Director at Thomas Weisel Partners. Prior to his becoming Associate Director of Research, Mr. Gay was a Research Analyst who followed Applications Software in the Technology sector from 2000 to 2005 at Thomas Weisel Partners. From 1996 until 1999, he was a Managing Director and a Senior Research Analyst at NationsBanc Montgomery Securities, where he followed the Education and Training sectors. Prior to his employment with NationsBanc Montgomery Securities, Mr. Gay was a Vice President in Investment Banking at Merrill Lynch & Co., where he covered the General Industrials sector. He entered the investment banking business following a ten-year career in the U.S. Air Force, where he was an Assistant Professor at the U.S. Air Force Academy Department of Management. Mr. Gay received a Bachelor of Arts degree in Economics from the University of California at Los Angeles and a Master of Business Administration degree from the Anderson School at the University of California at Los Angeles.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Weisel Partners Group, Inc.

Date: February 21, 2008	By:	/s/ Mark Fisher
Name: Mark Fisher
Title: General Counsel